[GRAPHIC OMITTED] NVB
                              North Valley Bancorp


             North Valley Bancorp Hires New Chief Financial Officer

REDDING, CA--(MARKET WIRE)-- March 8, 2006 -- North Valley Bancorp (NASDAQ:
NOVB), a multi-bank holding company with $918 million in assets, today announced the hiring of Kevin R. Watson as Executive Vice President and effective March 17, 2006, the Chief Financial Officer (CFO). As CFO, Mr. Watson will oversee financial matters of North Valley Bancorp and its subsidiary banks, North Valley Bank and NVB Business Bank. Mr. Watson's responsibilities include financial and regulatory reporting, financial analysis and planning, general ledger management, budgeting, capital management, asset/liability management, fixed assets and accounts payable. Mr. Watson previously served as CFO for Feather River State Bank and Calnet Business Bank, which were acquired by larger institutions.

"We are extremely pleased to bring Kevin on board," stated Michael Cushman, President and Chief Executive Officer of North Valley Bancorp. "His depth of experience in financial consulting, securities, accounting and budgeting will provide us a new level of expertise. We are confident Kevin's presence will enable us to continue to grow North Valley Bancorp and improve its financial performance."

Mr. Watson, age 40, Chief Financial Officer, previously worked from January, 2004 through February, 2006 as Chief Financial Officer of Calnet Business Bank, and from April, 2001, was employed by California Independent Bancorp and Feather River State Bank, becoming their Chief Financial Officer. Mr. Watson is a graduate of California State University, Chico and received his Bachelor of Science Degree in Business Administration and his Master of Science Degree in Accounting.

North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank ("NVB") operates twenty-one commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino and Trinity Counties in Northern California including two in-store supermarket branches and two Business Banking Centers. NVB Business Bank operates five commercial banking offices in Yolo, Solano, Sonoma, Placer and Mendocino Counties in Northern California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term commercial loans. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. For additional information, please visit the NOVB website at www.nvbancorp.com and see the NOVB periodic reports filed with the Securities and Exchange Commission.
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Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

North Valley Bancorp
Michael J, Cushman, President and CEO
(530) 226-2900